   As filed with the Securities and Exchange Commission on February 24, 1999
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ----------------------------------
                                   Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ----------------------------------
                       CHANDLER INSURANCE COMPANY, LTD.
              (Exact name of issuer as specified in its charter)

         Cayman Islands                                          None
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                                  Fifth Floor
                                Anderson Square
                                 P.O. Box 1854
                                 Grand Cayman,
                             Cayman Islands B.W.I.
                   (Address of principal executive offices)

                  CHANDLER (U.S.A.), INC. 401(K) THRIFT PLAN
                             (Full Title of Plan)

                      ----------------------------------

            W. Brent LaGere        Copy to:  David G. McLane, Esq.
 President and Chief Executive Officer      Gardere & Wynne, L.L.P.
        Chandler (U.S.A.), Inc.                 1601 Elm Street
          1010 Manvel Avenue                      Suite 3000
       Chandler, Oklahoma  74834             Dallas, Texas  75201
            (405) 258-0804                      (214) 999-4607

         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                      Proposed maximum       Proposed maximum
   Title of securities to be        Amount to be     offering price per     aggregate offering         Amount of
          registered             registered (1) (2)       share (3)            price (1)(3)       registration fee (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.67 par value     500,000 shares       $7.69 per share        $3,754,183.00            $1,044.00
=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of Common Stock, $1.67 par value ("Common Stock"), of Chandler Insurance Company, Ltd., a Cayman Islands corporation (the "Registrant"), being registered hereby consist of shares which may be acquired by the Trustee pursuant to the Chandler (U.S.A.), Inc. 401(k) Thrift Plan (the "Plan") for the accounts of participants.

(3) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on February 19, 1999, as quoted in The NASDAQ Stock Market.
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     (5) The description of the Registrant's Common Stock contained in the section titled "Description of Securities" contained in the Prospectus filed with the Securities and Exchange Commission on February 20, 1990 as part of the Registrant's Registration Statement on Form S-2 (Registration No. 33-33540).

     In addition, all documents subsequently filed by the Registrant or the Chandler (U.S.A.), Inc. 401(k) Thrift Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Association provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Item 8.  Exhibits.

* 4.1 Chandler (U.S.A.), Inc. 401(k) Thrift Plan Adoption Agreement, effective November 1, 1998, which includes therewith the Prototype 401(k) Plan.

* 5.1     Internal Revenue Service determination letter, dated August 12, 1993.

* 23.1    Consent of Deloitte & Touche.

* 24.1 Power of Attorney (set forth on the signature pages of the registration statement).

-----------------------

* filed herewith.


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;


     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     --------  -------
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by them, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Oklahoma, on the nineteenth day of February, 1999.


                             CHANDLER INSURANCE COMPANY, LTD.
                             (Registrant)



                             By:   /s/ W. Brent LaGere
                                 -----------------------------------------------
                                   W. Brent LaGere
                                   Chairman of the Board and
                                   Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints
W. Brent LaGere and Mark T. Paden and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the nineteenth day of February, 1999.


          Name                               Title
          ----                               -----


/s/ Larry A. Davis                           Director
------------------------------
Larry A. Davis



/s/ Richard L. Evans                         Director
------------------------------
Richard L. Evans



                                             Director
------------------------------
Norman E. Harned

/s/ Mark C. Hart                             Vice President-Accounting and
------------------------------               Treasurer (principal accounting
Mark C. Hart                                 officer)



/s/ James M. Jacoby                          Director
------------------------------
James M. Jacoby



/s/ W. Brent LaGere                          Chairman of the Board of Directors,
------------------------------               Chief Executive Officer, and
W. Brent LaGere                              Director (principal executive
                                             officer)



                                             Director
------------------------------
Ronald W. Lech, Sr.



                                             Director
------------------------------
Paul A. Maestri



                                             Director
------------------------------
M.J. Moroun



/s/ Mark T. Paden                            Executive Vice President,
------------------------------               Chief Financial Officer and
Mark T. Paden                                Director (principal financial
                                             officer)


/s/ Robert L. Rice                           Director
------------------------------
Robert L. Rice



/s/ Brenda B. Watson                         Director
------------------------------
Brenda B. Watson

     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
Trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, on the ninth day of February, 1999.



                            SCUDDER TRUST COMPANY, TRUSTEE FOR THE
                            CHANDLER (U.S.A.), INC. 401(k) THRIFT PLAN




                            By:   /s/ Alexander T. Dike
                                ------------------------------------------------

                            Print Name:   Alexander T. Dike
                                        ----------------------------------------

                            Title:   Vice President
                                   ---------------------------------------------

                               INDEX TO EXHIBITS


                                                                    Sequentially
Exhibit                                                               Numbered
Number    Exhibit                                                       Page
------    -------                                                   ------------

* 4.1 Chandler (U.S.A.), Inc. 401(k) Thrift Plan Adoption Agreement, effective November 1, 1998, which includes therewith the Prototype 401(k) Plan.

* 5.1     Internal Revenue Service determination letter, dated August 12, 1993.

* 23.1    Consent of Deloitte & Touche.

* 24.1 Power of Attorney (set forth on the signature pages of the registration statement).

----------------------------

* filed herewith